EXHIBIT 1.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Sponsor and Trustee of Defined Asset Funds -- Government Securities Income Funds -- U.S. Government Zero Coupon Bonds Series 3 and 8.

     We consent to the use in this Post-Effective Amendment No. 19 to Registration Statement Numbers: 33-26716 and 333-36109 on Form S-6 of our opinion dated June 30, 2008, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Prospectus.



DELOITTE & TOUCHE LLP
Chicago, IL
July 31, 2008



















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